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                                                                    Exhibit 10.4

(HSBC LOGO)

Commercial Banking -GP 3, Div M
(CARM 050608)

PRIVATE AND CONFIDENTIAL

Concord Camera HK Ltd
14/F Concord Technology Centre
98 Texaco Road
Tsuen Wan
NEW TERRITORIES                                               20 September 2005

Attn: Mr Harlan Press /Mr Paul Wong

Dear Sirs

BANKING FACILITIES
A/C NO. 500-166012

With reference to our recent discussion, we are pleased to advise that we have reviewed your banking facilities and offer a renewal within the following revised limits which will be made available on the specific terms and conditions outlined herein. These facilities are subject to review at any time and, in any event by 30 November 2005, and also subject to our overriding right of suspension, withdrawal and repayment on demend, including the right to call for cash cover on demand for prospective and contingent liabilities.

                                          New                 Previously
                                          ---                 ----------

Import Facilities                         HKD60,000,000.-     HKDl07,500,000.-*
-----------------

Documentary Credits to your
suppliers and Import Loan
Facilities in either HK Dollars
or Foreign Currency for up to
120 days, less any usance/credit
periods granted by your
suppliers

within which                              HKD60,000,000.-)    HKDl07,500,000.-)*
------------

Goods under your control and/or Trust Receipts

We may, at our sole and absolute discretion, refuse to allow drawings under the facilities if the transaction in question does not meet operational requirements in respect of these facilities.

Interest on import loans will continue to be charged on a daily basis as follows and payable monthly in arrears to the debit of your account:-

HK Dollar        :   1.75% over HIBOR on import loans

Foreign currency :   1.75% over SIBOR or 1% below our standard Trade Finance
                     Rates as published by us




THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
HSBC MAIN BUILDING, 1 QUEEN'S ROAD CENTRAL, HONG KONG
Tel: (852) 2822 1111 Fax: (852) 2899 8846
Telex: 73205 HSBC HX Telegrams: Hongbank Hongkong
Web: www.hsbc.com.hk

Incorporated in the Hong Kong SAR with limited liability
Registered at the Hong Kong Companies Registry No. 263876



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(HSBC LOGO)


Concord Camera HK Ltd                                          20 September 2005
--------------------------------------------------------------------------------

Interest at the above-mentioned rates over HIBOR (Hong Kong Interbank Offered
Rate) and SIBOR (Singapore Interbank Offered Rate) are subject to fluctuation at our discretion and payable at the end of each interest period to the debit of your account.

                                               New               Previously
                                               ---               ----------

Guarantee                                      EUR380,000.-      EUR380,000.-
---------

For issuance of a EUR380,000.- open-ended guarantee in favour of Rabobank

Commission on the above guarantee facility will be charged at 1.25% per annum on the amount of guarantee issued/renewed, which is subject to change at the Bank's discretion.

Please note the full amount of the
commission will be payable in advance on a yearly basis to the debit of your current account with us notwithstanding subsequent return/cancellation of the guarantee issued/renewed prior to expiry.

The commission rate specified above will apply to the guarantee issued/renewed on your behalf notwithstanding that a different rate may have been specified in any Counter-Indemnity issued by you in our favour prior to the date of this letter in respect of such guarantee and it is agreed that the rate specified above will apply with effect from the issue/renewal of such guarantee or otherwise as indicated above. All other terms of any such Counter-Indemnity remain unchanged.

                                              New                Previously
                                              ---                ----------

Foreign Exchange Limit                        HKD15,000,000.-    HKD15,000,000.-
----------------------

For booking foreign exchange contracts
up to this limit in aggregate, with
individual contracts for periods of
up to a maximum of three months forward.

(HSBC LOGO)


Concord Camera HK Ltd                                          20 September 2005
--------------------------------------------------------------------------------

Contracts may only be entered into to cover trade related exchange exposure incurred in the normal course of business.

Foreign Exchange facility remains subject to our overriding right to call for cash cover on demand if in the Bank's view a negative foreign exchange position requires such cover. Further, the Bank may, after having discussed the position with yourselves, close out any or all of your outstanding forward foreign exchange contracts and demand settlement of the balance due.

Foreign exchange contracts will be governed by the conditions appearing on the reverse of the standard contract form. These contract forms should be checked upon receipt and the copy signed and returned to the Bank.

Default Interest
----------------

Please note that interest will be payable on sums which are overdue, drawings which are in excess of agreed limits and amounts demanded and not paid, at the maximum rate stipulated in the Bank's Tariff which is accessible at http://www.hsbc.com.hk/hk/commercial/tool/pdf/c_tariff.pdf. The Bank will provide you with a hard copy of the Tariff at your request. Interest at the applicable rate will be payable monthly in arrears to the debit of your current account.

Accrual of Interest and Other Sums
-----------------------------------

Please note that interest and other sums expressed to be chargeable or payable on a periodic basis will nonetheless accrue from day to day and amounts so accrued may be demanded at any time.

Security
--------

As security for the foregoing facilities, we continue to hold: -

l) An "all monies" debenture over all the assets and undertakings of your company with minutes of meeting both dated 10 June 2004.

2) A Letter of Awareness dated 24 August l998 from Concord Camera Corp together with a Certificate of Assistant Secretary dated 3 September 1998.

3) A Corporate Guarantee for USD4,200,000.-from Concord Camera Corp with minutes of meeting both dated l9 August l999 and a copy of legal opinion dated 9 August l999 from Holland & Knight LLP.

4) A Corporate Guarantee for USD4,000,000.-from Concord Camera Corp with minutes of meeting and Certification all dated 11 November 1999.

5) A Corporate Guarantee USD5,500,000.-from Concord Camera Corp with minutes of meeting and Certification all dated 18 October 2000.

(HSBC LOGO)


Concord Camera HK Ltd                                          20 September 2005
--------------------------------------------------------------------------------


6) A Corporate Guarantee for EUR380,000.-dated 16 December 2003 from Concord Camera Corp with minutes of meeting and Certification both dated 31 January 2004.

7) A Letter of Undertaking from your company together with the minutes of meeting both dated 24 August 1998 undertaking:
    (a) to direct to us bills business of not less than HKD100,000,000.- on an annual basis;
    (b) to maintain the tangible net worth of your company above HKD110,000,000.- at all times;
    (c) to maintain the net gearing ratio (after netting cash balance) of your company below 45% at all times;
    (d) not to declare dividends of more than 50% of recurrent net profit in any financial year.

8) A Letter of Undertaking dated 20 July 1999 from your company together with the minutes of meeting dated 19 July 1999 undertaking:
    (a) to direct to us all I/E bills business of your company;
    (b) to maintain the tangible net worth of your company above
        HKD110,000,000.- at all times;
    (c) to maintain the net gearing ratio (after netting cash balance) of your company below 45% at all times;
    (d) not to declare dividends of more than 50% of recurrent net profit in any financial year.

9) A Letter of Undertaking from your company together with the minutes of meeting both dated 28 August 2000 undertaking:
    (a) to direct to us all I/E bills business of your company;
    (b) to maintain the tangible net worth of your company at least HKD250,000,000.- at all times;
    (c) to maintain the net gearing ratio (after netting cash balance) of your company at 45% or less at all times;
    (d) not to declare dividends of more than 50% of recurrent net profit in any fiscal year.

10) A Registered Assignment of DC Proceeds form dated 4 May 2001 together with the minutes of meeting dated 28 August 2000 executed by your company.

ll) A Counter Indemnity dated 5 December 2003 in respect of the above guarantee issued on your behalf (Re: L/G No. 46026).

12) A Capitalization and Subordination Agreement dated 31 March 2005 from Concord Camera Corp undertaking to recapitalize Concord Camera HK Ltd by converting HKD85,000,000.- advance to Concord Camera HK Ltd into equity.

13) A Subordination Agreement dated 31 March 2005 from Concord Camera Corp in respect of advances of HKD 155,000,000.- to Concord Camera HK Ltd together with the Board Resolution dated 29 March 2005.

Please note that we require legal opinions from qualified solicitor in USA confirming the authority and power of Concord Camera Corp to enter into the above security items (12) and (13) and that the relevant documents will also be properly executed.

(HSBC LOGO)


Concord Camera HK Ltd                                          20 September 2005
--------------------------------------------------------------------------------

As additional security, please let us have a charge over your deposit for USD2,000,000.- or its equivalent in other foreign currencies to be placed with us. We enclose our standard form of Security Over Deposit for your completion and return, together with with a certified copy of a Board Resolution in substantially the form as that enclosed with this facility letter.

In the event of the value of the foreign currency deposit charged to us falling below the required level and upon our request, you should immediately pledge to us additional security acceptable to us to bring the value back to the threshold.

Pursuant to Section 80 of the Companies ordinance, a charge will have to be formally registered with the Companies Registry within 5 weeks from the date of the document. After the "Security Over Deposit" has been duly executed and returned by you, we shall proceed with the filing on your behalf and the filing fee of HKD340.-will automatically be debited to your current account under advice to you.

Upon receipt of your acceptance to this facility letter and satisfactory completion of the above security, we shall cancel the following:

l) A Corporate Guarantee for USD10,300,000.-from Concord Camera Corp with minutes of meeting and Certification all dated 3l January 2004.

2) A Corporate Guarantee for EUR10,000,000.-dated 3 June 2004 from Concord Camera Corp with minutes of meeting dated 27 April 2004 and Certification dated 3 June 2004.

As a special condition, Concord Camera HK Ltd is required to submit to our Bank aged debtors' listing and inventory summary on a quarterly basis.

You will be required for so long as these facilities are available to you to comply with the above covenants/undertakings. Your compliance or otherwise with the above covenants/undertakings will not in any way prejudice or affect our right to suspend, withdraw or make demand in respect of the whole or any part of the facilities made available to you at any time. By signing this letter, you expressly acknowledge that we may suspend, withdraw or make demand for repayment of the whole or any part of the facilities at any time notwithstanding the fact that the above covenants/undertakings are included in this letter and whether or not you are in breach of any such covenants/undertakings.

Please note that all costs and expenses (including legal fees) incurred by us in connection with the extension of these facilities and any matters arising are to be reimbursed by you on demand.

Concord Camera Corp("the Surety")confirms by countersigning this letter that their security remains in full force and effect and continues to secure the indebtedness referred to in this letter. Furthermore, such liability under the security will not be discharged or affected by the Bank extending, increasing, renewing, or otherwise varying the indebtedness referred to in this letter or by any other act, omission or circumstance which might discharge the Surety to any extent.

Please arrange for the AUTHORISED SIGNATORIES OF YOUR COMPANY, in accordance with the terms of the mandate given to the Bank, to sign and return to us the duplicate copy of this letter to signify your confirmation as to the correctness of the security held, and your continued understanding and acceptance of the terms and conditions under which these revised facilities are granted.

(HSBC LOGO)


Concord Camera HK Ltd                                          20 September 2005
--------------------------------------------------------------------------------


A review fee of HKD20,000.- will be charged to the debit of your current account upon receipt of your acceptance of this facility letter.

Unless expressed in writing from you to the contrary, we may provide any information relating to any of your accounts with us and any facilities we may provide to you from time to time or their conduct or any other information concerning your relationship with us to any other company or office which at the relevant time belongs to or is part of the HSBC Group.

Section 83 of the Banking Ordinance
-----------------------------------

Please note that Section 83 of the Banking Ordinance has imposed on us as a bank certain limitations on advances to persons related to our directors or employees. In acknowledging this facility letter you should advise us whether you are in any way related to any of our directors or employees within the meaning of Section 83 and in the absence of such advice we will assume that you are not so related. We would also ask, should you become so related subsequent to acknowledging this facility letter, that you immediately advise us in writing.

These revised facilities will remain open for acceptance until the close of business on 12 October 2005 and if not accepted by that date will be deemed to have lapsed.

We are pleased to be of continued assistance.

Yours faithfully

                                                    For and on behalf of Concord
                                                    Camera HK Ltd

/s/ Nelson Ho                                      /s/ Harlan Press 19/10/05
-----------------------                            -----------------------------
   Nelson Ho
   Senior Vice President

   ac

   Encl


                                                   For and on behalf of
                                                   Concord Camera Corp


                                                   /s/ Ira B. Lampert 19/10/05
                                                   -----------------------------